HECO Exhibit 32.4

Hawaiian Electric Company, Inc.

Written Statement of Chief Financial Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hawaiian Electric Company, Inc. (HECO) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the HECO Report), I, Tayne S. Y. Sekimura, Chief Financial Officer of HECO, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)     The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)     The HECO consolidated information contained in the HECO Report fairly presents, in all material respects, the financial condition as of December 31, 2011 and results of operations for the year ended December 31, 2011 of HECO and its subsidiaries.

/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Senior Vice President and Chief Financial Officer
Date: February 17, 2012

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Company, Inc. and will be retained by Hawaiian Electric Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.